EXHIBIT (9)(B): CONSENT OF OUTSIDE COUNSEL.




                                                 Sutherland, Asbill & Brennan
                                                 1275 Pennsylvanie Ave., N.W.
                                                 Washington, D.C.  20004-2404

                                          October 31, 1996

Board of Directors
Companion Life Insurance Company
401 Theodore Fremd Avenue
Rye, New York  10580-1493

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form N-4 for the Companion Life Separate Account C (File No. 33-98062). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

               Very truly yours,

               SUTHERLAND, ASBILL & BRENNAN


               By:  /s/ Frederick R. Bellamy
                      Frederick R. Bellamy